Exhibit 10.9

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Agreement”) is made and entered into as of October 15, 2014 by and between RMR Holdings, Inc. (“Assignor”) and RMR IP, Inc. (“Assignee”).

RECITALS

WHEREAS, Assignor, on behalf of Assignee, entered into an Option Agreement (the “Option Agreement”), dated August 25, 2014 with Colorado School of Mines (“CSM”); and

WHEREAS, Assignor wishes to assign the Option Agreement to Assignee.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.               Recitals. The recitals contained hereinabove are acknowledged by the parties as being true and correct and are incorporated by reference herein.

2.               Assignment. Assignor hereby assigns to Assignee, its successors and assigns, all of its rights under the Option Agreement, and delegates all of its obligations under the Option Agreement. Assignor hereby represents and warrants to Assignee that Assignor has the full power and authority to assign to Assignee all of Assignor’s rights under the Option Agreement, and delegate all of its obligations under the Option Agreement, and no approval or consent of any person, court or other governmental authority or agency is required in connection with this Agreement. Assignee hereby unconditionally accepts all of Assignors rights and obligations in, to and under the Option Agreement, and assumes and agrees to be bound by, fulfill, perform and discharge all of the liabilities, obligations, duties and covenants under or arising out of the Option Agreement from and after the date hereof.

3.               Consideration. Assignee will deliver to Assignor the purchase price of Twenty Four Thousand Three Hundred Seventy Five Dollars ($24,375.00) as consideration for the assignment of the Option Agreement.

4.               General Provisions.

a.   Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and the transactions contemplated herein, and supersedes all prior understandings and agreements (oral and written) of the parties with respect to the subject matter hereof.

b.   Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

c.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in that State.

d.   Further Actions. Assignor agrees to execute such additional documents as may be necessary to effect the assignment contemplated hereby.

[Signature Page to Follow]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed as of the date first above written.

ASSIGNOR:

RMR HOLDINGS, INC.
Gregory Dangler President
ASSIGNEE:

RMR IP, INC.
Gregory Dangler President